Exhibit (h)(3)

Ashmore Funds

SECOND AMENDED AND RESTATED FUND ADMINISTRATION AND

ACCOUNTING SERVICES AGREEMENT

THE NORTHERN TRUST COMPANY

March 31, 2011

Exhibit (h)(3)

(i)

SECOND AMENDED AND RESTATED FUND ADMINISTRATION AND

ACCOUNTING SERVICES AGREEMENT

SECOND AMENDED AND RESTATED AGREEMENT made as of March 31, 2011 by and between Ashmore Funds (the “Trust”), a business trust organized under the laws of the Commonwealth of Massachusetts, on behalf of each of its separate series (each a “Fund”) and The Northern Trust Company (“Northern”), an Illinois corporation (each of the Trust, and Northern being a “Party”).

WITNESSETH:

WHEREAS, the Trust is a business trust organized under the laws of the Commonwealth of Massachusetts and is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Trust, on behalf of each of its Funds, wishes to retain Northern to provide fund accounting and administration services with respect to each of its Funds, and Northern is willing to furnish such services;

WHEREAS, the Trust and Northern previously entered into an agreement dated November 17th, 2010 and an amended and restated agreement dated December 21, 2010, pursuant to which Northern agreed to provide fund accounting and administration services with respect to each Fund and the parties now seek to amend that agreement to, among other things, modify certain terms.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. APPOINTMENT. The Funds hereby appoint Northern to provide services for the Funds, as described hereinafter, for the period and on the terms set forth in this Agreement. Northern accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 5 of and Schedule A to this Agreement.

Second Amended and Restated Fund Administration and Accounting Services Agreement

2. REPRESENTATIONS AND WARRANTIES.

(a)	Northern represents and warrants to the Funds that:

(i) Northern is a corporation, duly organized and existing under the laws of the State of Illinois;

(ii) Northern is duly qualified to carry on its business in the State of Illinois;

(iii) Northern is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

(iv) All requisite corporate proceedings have been taken to authorize Northern to enter into and form this Agreement;

(v) Northern has, and will continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

(vi) no legal or administrative proceedings have been instituted or threatened which would impair Northern’s ability to perform its duties and obligations under this Agreement;

(vii) Northern’s entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of Northern or any law or regulation applicable to Northern; and

(viii) Northern shall comply in all material respects with all laws, rules and regulations, including all provisions of the Exchange Act and the rules thereunder and all state laws, rules and regulations applicable to its obligations under this Agreement.

(b)	The Fund represents and warrants to Northern that:

Second Amended and Restated Fund Administration and Accounting Services Agreement

(i) the Fund is a business trust, duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts;

(ii) the Fund is an investment company properly registered under the 1940 Act;

(iii) the Fund has the power under applicable laws and by its organizational documents to enter into and perform this Agreement;

(iv) all requisite actions have been taken by the Fund to authorize the Fund to enter into and perform this Agreement;

(v) no legal or administrative proceedings have been instituted or threatened which would impact the Fund’s ability to perform its duties and obligations under this Agreement; and

(vi) the Fund’s execution of this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.

3. DELIVERY OF DOCUMENTS. To the extent practicable and permissible, each Fund will promptly furnish to Northern upon Northern’s written request such copies, properly certified or authenticated only to the extent so required by relevant law or regulation, of contracts, documents and other related information that Northern may request or require to properly discharge its duties. Such documents may include but are not limited to the following:

(a)	Actions of or on behalf of the Fund authorizing the appointment of Northern to provide certain services to the Fund and approving this Agreement;

(b)	the Fund’s governing documents, e.g., By-Laws, Trust Instrument, Operating Agreement, etc.;

(c)	The Fund’s currently effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act and the Fund’s

Second Amended and Restated Fund Administration and Accounting Services Agreement

Prospectus and Statement of Additional Information relating to the Fund and all amendments and supplements thereto as in effect from time to time;

(d)	Opinions of counsel, if any, and auditors’ reports; and

(e)	Such other agreements, certificates and documents as the Fund may enter into from time to time including securities lending agreements, futures and commodities account agreements, brokerage agreements and options agreements.

4. SERVICES PROVIDED.

(a)	For the benefit of the Funds, Northern will provide the following services subject to the control, direction and supervision of the Funds or their designee, and in compliance with all applicable laws and regulations as well as any procedures which may be established from time to time between the Trust and Northern; and all reasonable resolutions and policies implemented by the Funds:

(i) Fund Administration, and

(ii) Fund Accounting.

A non-exhaustive general description of each of the above services is contained in Schedules B and C, respectively, to this Agreement.

(b)	For the benefit of the Funds, Northern will also:

(i) provide office facilities with respect to the provision of the services contemplated herein (which may be in the offices of Northern or a corporate affiliate of Northern);

(ii) provide or otherwise obtain personnel sufficient for provision of the services contemplated herein;

Second Amended and Restated Fund Administration and Accounting Services Agreement

(iii) furnish equipment and other materials, which are necessary for provision of the services contemplated herein; and

(iv) create and maintain all records related to the services provided in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the Investment Company Act of 1940 and the rules and regulations thereunder. Northern agrees that all such records prepared or maintained by Northern relating to the services provided hereunder are the property of the Trust and will be preserved and maintained at the Trust’s expense, and will be made available upon request of the Trust.

5. FEES AND EXPENSES.

(a)	As compensation for the services rendered to the Funds pursuant to this Agreement, the Funds shall cause to be paid to Northern quarterly fees determined as set forth in Schedule A to this Agreement. Such fees are to be billed quarterly and shall be due and payable within 30 days of receipt of the invoice. Upon any termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination.

(b)	For the purpose of determining fees calculated as a function of a Fund’s assets, the value of the Fund’s assets and net assets shall be computed as required by its Prospectus, generally accepted accounting principles, and resolutions of the Fund’s Board of Trustees/Directors.

(c)

A Fund may request additional services, additional processing, or special reports which are not contemplated in this Agreement, and will provide such specifications and requirements documentation as may be reasonably required by Northern. If Northern elects to provide such services or arranges for such

Second Amended and Restated Fund Administration and Accounting Services Agreement

services to be provided, it shall be entitled to additional fees and expenses at its customary rates and charges as agreed upon by the parties.

(d)	Northern will bear its own expenses in connection with the performance of the services under this Agreement except as provided herein or as agreed to by the parties. The Funds shall pay or reimburse Northern in respect of all reasonable out of pocket expenses incurred by it in the performance of its duties including, without prejudice to the generality of the foregoing:

(i) the cost of facsimile, telephone and photocopy charges;

(ii) the cost of printing or having printed dividend warrants, dividend vouchers, share certificates, notices, proxies, reports, financial statements, accounts and other forms and documents;

(iii) all postage expenses incurred in connection with communications with investors (including without limitation the dispatch to investors of notices convening meetings, reports and accounts and share certificates);

(iv) the cost of all registers and books which Northern may require to properly discharge its duties under this Agreement;

(v) the cost of any stationery purchased by Northern solely for the Funds in connection with the carrying out by Northern of its obligations hereunder;

(vi) the cost of travel in respect of attendance at meetings at the request of the Fund;

(vii) the regulatory costs relating to a Fund’s duties and responsibilities; and

(viii) the cost of the preparation and collation of information for presentation at meetings of the Directors.

Second Amended and Restated Fund Administration and Accounting Services Agreement

(e)	All fees, out-of-pocket expenses, or additional charges of Northern shall be billed on a quarterly basis and shall be due and payable within 30 days of receipt of the invoice.

(f)	In the event that a Fund is more than sixty (60) days’ delinquent in its payments of quarterly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Fund), this Agreement may be terminated in respect of that Fund upon thirty (30) days’ written notice to the Fund by Northern. The Fund must notify Northern in writing of any contested amounts within thirty (30) days of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being investigated.

6. DUTIES, RESPONSIBILITIES AND LIMITATION OF LIABILITY.

(a)

Northern shall not in the absence of some act (or omission) of negligence, fraud, bad faith, willful default, a material breach of this Agreement or reckless disregard of its duties under this Agreement, be liable for (i) any loss, cost, expense or damage suffered by a Fund or otherwise arising directly or indirectly as a result of or in the course of discharge by Northern of its duties hereunder or in connection with the subject matter of this Agreement and (ii) any direct loss or damage which may be sustained in the holding or sale of any securities, cash and all other assets of a Fund from time to time including any certificates or documents of or evidencing title thereto (each an “Investment”) in the Fund, and each Fund shall, separately and not jointly, indemnify and hold harmless and keep Northern indemnified against all actions, proceedings, claims and demands (including costs and expenses incidental thereto) resulting from the fact that Northern has acted hereunder in respect of that Fund in accordance with proper instructions (as agreed by the Parties) or as authorised under this Agreement unless such actions, proceedings, claims or demands arose out of or relate to some act (or omission) of negligence, fraud, bad faith, willful default, a material

Second Amended and Restated Fund Administration and Accounting Services Agreement

breach of this Agreement or reckless disregard of its duties under this Agreement on the part of Northern.

(b)	Northern shall not be liable under this Agreement to the Funds for:

(i) loss of profit or loss of opportunity (in either case other than claims to recover any reduction in the net asset value as a result of Northern’s negligence, bad faith, willful misconduct or fraud or arising from a material breach of this Agreement or the reckless disregard of its obligations and duties set out in this Agreement);

(ii) loss of goodwill (other than claims relating to “goodwill” as an asset of a Fund);

(iii) indirect, punitive or consequential losses (whether or not in the contemplation of the parties at the date of this Agreement); or

(iv) losses arising from the insolvency or any similar event affecting any broker, dealer, bank or other agent engaged in connection with the provision of services to the Fund (other than Northern and its affiliates).

For the avoidance of doubt and without limitation, losses, damages, costs and expenses incurred by a Fund in connection with an error in a Fund’s net asset value or a failure of Northern to transmit information or documents it is required to transmit under this Agreement and that arose out of some act (or omission) of negligence, of fraud, of bad faith, a willful default, a material breach of this Agreement or reckless disregard of its duties under this Agreement by Northern, shall not be considered indirect, punitive or consequential losses for purposes of this Agreement.

(c)

Northern shall indemnify and hold harmless and keep the Funds, indemnified against all actions, proceedings, claims and demands (including costs and expenses incidental thereto) caused to or brought or made against the Fund or

Second Amended and Restated Fund Administration and Accounting Services Agreement

suffered by any of them, arising out of any act or omission involving negligence, fraud, bad faith, willful default, a material breach of this Agreement or reckless disregard of its duties under this Agreement on the part of Northern.

(d)	The Funds hereby acknowledge and accept that in respect of any use of internet or other electronic mail by Northern and the Funds (including any agents and appointees of the Funds and other persons authorised by the Funds (“Agents”)) for the purpose of providing or receiving notices, information and any such other communications as shall be agreed between Northern and the Funds from time to time (“Communication”), in the absence of negligence, fraud, bad faith, breach of this Agreement, the reckless disregard of its obligations under this Agreement or wilful default on the part of Northern, Northern shall not be liable, and the Funds agree to indemnify and keep indemnified Northern for any loss, cost, expense or damage suffered or incurred by Northern as a direct result of, or in connection with, any Communication sent by Northern to the Fund and/or its Agents or received by Northern from the Fund and/or its Agents which has (i) not been received or which has been corrupted, interrupted, intercepted or altered; or (ii) has been disseminated (in full or in part) by the Funds and/or its Agents or any third party or for any unauthorised use or any other failure whatsoever of, or relating to, any Communication.

(e)

Without prejudice to Northern’s standard of care, the skill required of a prudent administrator, and Northern’s duties and obligations under this Agreement, and without limiting Northern’s liability for any act or omission involving negligence, fraud, bad faith, wilful default, a material breach of this Agreement or reckless disregard of its duties under this Agreement, in calculating the Funds’ net asset values, Northern shall not be liable for any loss suffered by the Funds by reason of any error resulting from any inaccuracy in the information provided by any pricing service, provided however that if Northern is aware of another price or methodology in respect of the relevant Investment being available to it through its normal pricing processes then Northern shall consider whether to challenge

Second Amended and Restated Fund Administration and Accounting Services Agreement

and/or seek to validate the price or methodology provided against such other price or methodology and provided further that Northern shall use its reasonable care and skill when applying the valuation procedures approved by the Board of Trustees of the Trust (the “Pricing Procedures”) and any other methodology supplied by the Trust, Northern will notify the relevant Fund(s), and the Fund’s designee(s), which may be Ashmore Investment Management (US) Corporation, as soon as practicable after discovery of any error in a Fund’s net asset value.

(f)	Except as set out in this Agreement, each Party shall, as far as permitted under applicable laws and regulations, have no liability to each other, unless there is negligence, fraud, bad faith, willful default, a material breach of this Agreement, or reckless disregard by such Party of its duties under this Agreement, for any losses to the extent that the other Party could have reduced or avoided such losses by exercising reasonable care and diligence in seeking to mitigate such losses.

(g)	For the avoidance of any doubt it is hereby agreed and declared that reference to Northern as a beneficiary of any indemnification in Sections 6(a) and 6(d) and to the Fund as a beneficiary of any indemnification in Section 6(c) shall be deemed to be extended to and include reference to each respective entitiy’s officers, employees, agents and delegates, as the case may be.

(h)	Any indemnity expressly given to any Party in this Agreement is in addition to and without prejudice to any indemnity allowed by law and shall survive termination of this Agreement.

7. CONFIDENTIALITY. The Parties hereto shall not (except under compulsion of law or if required by any relevant regulatory body) either before or after the termination of this Agreement disclose to any person not authorised by the applicable Party to receive confidential information relating to such Party or to the affairs of such Party which the Party disclosing the same shall have become in possession of during the period of this Agreement and each Party shall use all reasonable endeavours to prevent any such disclosure as aforesaid.

Second Amended and Restated Fund Administration and Accounting Services Agreement

In the performance of its obligations under this Agreement and in respect of any information provided to Northern in connection with this Agreement, Northern agrees to comply with all applicable laws and regulations related to the collection, storage, handling, processing and transfer of non-public personal information (“Applicable Data Security Laws”), including without limitation the Massachusetts Standards for the Protection of Personal Information, 201 CMR 17.00, et. seq., and to implement and maintain appropriate security measures to protect the confidentiality, security and integrity of non-public personal information in the manner provided for under and to the extent required by all such Applicable Data Security Laws.

8. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be deemed effective on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile, whichever occurs first, or upon receipt if by mail to the parties at the following address (or such other address as a Party may specify by notice to the other):

If to the Fund:

Ashmore Funds

61 Aldwych

London WC2B 4AE

United Kingdom

Attention: Alex Autrey

Fax: +44 203 077 6001

If to Northern:

The Northern Trust Company

50 LaSalle Street

Chicago, Illinois 60675

Attention: Head of Global Funds Services, Americas

Fax: 312-444-5431

Second Amended and Restated Fund Administration and Accounting Services Agreement

9. WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to the term of any term of this Agreement. Any waiver must be in writing signed by the waiving party.

10. FORCE MAJEURE. Northern shall not be responsible or liable for any harm, loss or damage suffered by the Funds, their members, or other third parties or for any failure or delay in performance of Northern’s obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond Northern’s control. In the event of a force majeure, any resulting harm, loss, damage, failure or delay by Northern will not give the Funds the right to terminate this Agreement.

11. AMENDMENTS. This Agreement may be modified or amended from time to time by mutual written agreement between the Parties. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the Party against which enforcement of the change, discharge or termination is sought.

12. TERM. This Agreement shall become effective on the date indicated above. Except as set forth in Section 5(f), this Agreement shall continue in effect unless terminated by a Party on 90 days prior written notice. Upon termination of this Agreement in respect of a Fund, the Fund shall pay Northern such compensation and any out-of-pocket or other reimbursable expenses which may become due or payable under the terms hereof as of the date of termination or after the date that the provision of services ceases.

13. SEVERABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances. This Agreement shall be construed as a separate agreement in respect of each

Second Amended and Restated Fund Administration and Accounting Services Agreement

Fund and the operation, amendment or termination of this Agreement in respect of one Fund shall not affect the term or terms of this Agreement as applied to any other Fund.

14. ASSIGNABILITY. This Agreement shall not be assigned by any of the parties hereto without the prior consent in writing of the other party, except that: (i) Northern may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with Northern.

15. HEADINGS. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

16. GOVERNING LAW. This Agreement shall be construed and the substantive provisions hereof interpreted under and in accordance with the laws of the State of New York.

17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the Parties and supersedes all prior agreements and understanding between the Parties relating to the subject matter hereof.

19. NOTICE. The Trust’s Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and the Trust and Northern agree that the obligations of the Trust or any Fund under this Agreement shall not be binding upon any Trustee or any shareholder, nominee, officer, employee or agent, whether past, present or future, of the Trust individually, but are binding only upon the assets and property of the appropriate Fund. The execution and delivery of this Agreement have been duly authorized by the Trust and signed by an authorized officer of the Trust, acting as such, but neither such authorization by the Trust nor

Second Amended and Restated Fund Administration and Accounting Services Agreement

such execution and delivery by such officer shall be deemed to have been made by any Trustee or by any officer or shareholder of the Trust individually or to impose any liability on any of them personally, but shall bind only the assets and property of the appropriate Fund thereof.

Second Amended and Restated Fund Administration and Accounting Services Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly thereunto authorized representatives as of the date written above.

Ashmore Funds

By:		,
Print Name
Title:

By:
Print Name:
Title:

(CORPORATE SEAL)

The undersigned,                                         , does hereby certify that he/she is the duly elected, qualified and acting             of Ashmore Funds (the “Company”) and further certifies that the person whose signature appears above is a duly elected, qualified and acting officer of the Company with full power and authority to execute this Agreement on behalf of the Company and to take such other actions and execute such other documents as may be necessary to effectuate this Agreement.

Name:
Title:

Second Amended and Restated Fund Administration and Accounting Services Agreement

THE NORTHERN TRUST COMPANY

By:
Print Name:
Title:

Second Amended and Restated Fund Administration and Accounting Services Agreement

SCHEDULE A

FEES AND EXPENSES

Fund Administration, and Accounting

A.	For the services rendered under this Agreement, each Fund shall cause to be paid to Northern out of its assets the fees defined on the attached Fee Schedule.

B.	For the purpose of determining fees calculated as a function of a Fund’s assets, the value of the Fund’s assets and net assets shall be computed as required by its Prospectus, generally accepted accounting principles, and resolutions of the Fund’s Board of Directors/Trustees.

C.	Out-of-pocket expenses, including but not limited to those in Section 5(d), will be computed and billed by Northern and payable quarterly by or on behalf of the Fund.

A-1

SCHEDULE B

FUND ADMINISTRATON SERVICES

Northern shall provide the following services in respect of each Fund (and, where applicable, each share class of such Fund), in each case, subject to the control, supervision and direction of the Fund , and the Board of Trustees to the Fund and the review and comment by the Fund’s auditors and legal counsel and in accordance with procedures which may be established from time to time between the Fund and Northern:

Description of Administration Services on a Continuous Basis:

•	Maintain general Board calendars and regulatory filing calendars;

•

Prepare for filing with the SEC the following documents: Form N-SAR, Form N-CSR, Form N-Q, Form N-PX and all amendments to the Registration Statement, including annual updates of the Prospectus(es) and SAI(s) for the Fund(s) and any sticker supplements thereto;

•	Prepare and coordinate the filing of Rule 24f-2 notices, including coordination of related payments;

•

Assist Fund Counsel in the preparation and filing with the SEC of proxy statements. Assist Fund Counsel in the preparation of notices of Annual or Special Meetings of Shareholders. Provide consultation on proxy solicitation matters;

•	Attend Shareholder Meetings and prepare minutes of such meetings;

•

Prepare and review with Fund counsel the agenda and resolutions for all requested Board of Trustees and committee meetings, attend meetings as appropriate or requested, make presentations to the Board and committee meetings where appropriate, prepare minutes for Board and committee meetings;

•	Maintain copies of the Trust’s Declaration of Trust and By-Laws;

•	Assist in maintaining corporate records, maintain master registration statements and comply with SEC requirements in case of examinations;

•	Assist the Fund in the handling of routine regulatory examinations of the Fund and work closely with the Fund’s legal counsel in response to any non-routine regulatory matters;

•

Coordinate with insurance providers, including solicitation of bids for Directors & Officers/Errors & Omissions insurance and Fidelity Bond coverage, monitor assets to assure adequate Fidelity Bond coverage is maintained and file Fidelity Bonds with the SEC pursuant to Rule 17g-1;

B-1

•	Maintain awareness of significant emerging regulatory and legislative developments that may affect the Fund, update the Board and the Fund’s investment advisor on those developments;

•	Assist the preparation of and oversee the filing of filings required under state securities laws (i.e., bluesky laws);

•	Provide quarterly testing of the 50% diversification test, the 25% diversification test and the 90% income test under Sub-Chapter M of the Internal Revenue Code of 1986, as amended;

•

Provide periodic testing of requirements applicable to the Fund under the 1940 Act and limitations contained in the Registration Statements as may be mutually agreed upon, including compliance reporting to the designated Officer(s) of the Fund;

•

Prepare the Fund’s federal and state tax returns and extension requests for review by the Fund’s independent accountants and execution and filing by the Fund’s Treasurer, including Form 1120-RIC, Form 8613 and Form 1099-MISC (for Trustees and vendors);

•	Compute tax basis provisions for both excise and income tax purposes;

•	Review and sign off on annual minimum distribution calculations (income and capital gain) prior to their declaration;

•	Assist with the preparation and filing of the Fund’s financial statements and its annual and semi-annual shareholder reports;

•	Coordinate the audit of the Fund’s financial statements by the Fund’s independent accountants and provide office facilities for audits as necessary;

•	Maintain certain books and records of the Fund as required under Rule 31a-1 of the 1940 Act, as may be mutually agreed upon;

•

Prepare for review by the designated Officer(s) of the Fund annual fund expense budgets, perform accrual analyses and rollforward calculations and recommend changes to fund expense accruals on a periodic basis, arrange for payment of the Fund’s expenses and obtain authorization of accrual changes and expense payments;

•	Prepare and supply customary portfolio and Fund statistical data and reports as agreed;

•

Prepare and furnish total return performance information for the Fund, including such information on an after-tax basis, calculated in accordance with applicable U.S. securities laws and regulations, as may be reasonably requested by Fund management;

•	Provide sub-certifications in connection with the requirements of the Sarbanes-Oxley Act of 2002 with respect to services provided by the Administrator;

•	Assist with coordinating and supervising relations with the Fund’s custodian, transfer agent, printers and other service providers;

•	Maintain a business continuity and recovery program for the Northern Trust services provided to the Funds;

•	Payment of Fund expenses; and

•

Assist in identifying additional services that may be necessary or appropriate for the business of the Fund due to changes in the nature or identity of the Fund or its portfolio or in the laws or regulations governing the Fund and its activities.

•

Transmit, as instructed by the Fund which instructions may be standing written instructions, any information, data or documents which were calculated, determined or prepared by Northern, or with the assistance of Northern, including, for example, the Fund’s net asset values per share, mil rate, the Fund’s dividends and capital gains to be declared and payable and other dividend and capital gain information. Northern agrees to use commercially reasonable efforts to transmit the Fund’s net asset value information, mil rate, and dividend and capital gain information by 6:30 pm C.T., as directed by the Fund or the Fund’s designee(s), on each day the Fund calculates its net asset value per share (or such earlier time as the Parties may otherwise agree).

SCHEDULE C

FUND ACCOUNTING SERVICES

Northern shall provide the following services in respect of each Fund (and, where applicable, each share class of such Fund), in each case, subject to the control, supervision and direction of the Fund and the Board of Trustees to the Fund and the review and comment by the Fund’s auditors and legal counsel and in accordance with procedures which may be established from time to time between the Fund and Northern:

Description of Accounting Services on a Continuous Basis:

•	Consult with the Fund’s officers, independent accountants, legal counsel, custodian, fund accountant, distributor and transfer agent in establishing the accounting policies of the Fund;

•	Maintain the books and records for the Fund’s assets including records of all securities transactions;

•	Calculation of the Fund’s Net Asset Values per share in accordance with the Pricing Procedures;

•	Execute Security Pricing in accordance with Fund’s pricing policy;

•	Reconcile positions, entitlements, accruals and cash with custody records and provide advisor with the beginning cash balance available for investment purposes;

•	Monitor daily cash and transaction statements and reports from the Funds’ transfer agent and custodian.

•	Calculate monthly SEC yield;

•	Calculate the daily accrual for interest rate factor (mil rate).

•	Verify investment buy/sell trade tickets when received from the investment adviser for the Fund;

•

Compute, as appropriate, and in consultation with the Funds’ auditors and tax advisors, the net income and capital gains and losses, dividend payables, dividend factors, yields, capital gains distributions and weighted average maturity;

•	Determine unrealized appreciation and depreciation on securities held by the Fund;

•	Amortize premiums and accrete discounts on securities purchased at a price other than face value, if requested by the Fund or its investment advisor;

C-1

•	Post Fund transactions to appropriate categories;

•	Accrue expenses as established in the expense budget of the Fund;

•

Determine the outstanding receivables and payables for all security trades, portfolio share transactions and income and expense accounts in accordance with the budgets provided by the Fund or its investment advisor;

•	Coordinate with the Fund’s independent auditors and provide accounting reports in connection with the Fund’s regular annual audit and other routine audits and examinations by regulatory agencies;

•	Maintain historical tax lots for each security; and

•

Assist in identifying additional services that may be necessary or appropriate for the business of the Funds due to changes in the nature or identify of the Fund or its Portfolios or in the laws or regulations governing the Fund and its activities.